Exhibit 99.1

Contacts:
Harriet Brand
The Princeton Review
(212) 874-8282 ext. 1091

Robin Raskin
The Princeton Review
(212) 874-8282 ext. 1647

FOR IMMEDIATE RELEASE

The Princeton Review Completes $15 Million Financing
For Acquisition and Growth Strategy

New York, NY, June 7, 2004 — The Princeton Review, Inc. (Nasdaq: REVU), a leading provider of test preparation, educational support, and college admissions services, today announced that it has completed a $10 million private placement of a newly designated class of convertible preferred stock to an affiliate of Fletcher Asset Management, which is known for its direct investments in responsible public companies and its support of educational and community activities through the Fletcher Foundation.

In addition, the Review also today announced it has established a $5 million credit facility with Commerce Bank, which will be secured by the Company’s receivables. The Company expects to use the net proceeds of the preferred stock and credit facility to fund expansion of the Company’s K-12 business, to pursue strategic acquisitions, and for general corporate purposes.

The preferred stock was purchased by Fletcher International, Ltd., an accredited institutional investor and will pay dividends at a minimum rate of 5% per annum, payable in cash or common shares at The Princeton Review’s option.  The preferred stock is convertible into 909,091 of the Company’s common shares at a conversion rate of $11.00 per common share, subject to adjustment upon certain events. In addition, Fletcher International has the right to invest up to an additional $20 million at similar terms beginning July 1, 2005.  The Company has agreed to file a registration statement with the Securities and Exchange Commissions to register the common stock issuable under the agreement.

“We are pleased to be included in Fletcher International’s portfolio of responsible companies”, said John Katzman, Chief Executive Officer of The Princeton Review, “especially given the inspirational commitment of the team at Fletcher Asset Management to education.”

About The Princeton Review

The Princeton Review (Nasdaq: REVU) is a pioneer in the world of education. Founded in 1981 and headquartered in New York City, the Company offers private tutoring and classroom and online test preparation to help students improve their scores in college and graduate school admissions tests.  The Company’s free website, www.PrincetonReview.com, helps over half of university-bound students research, apply to, prepare for, and learn how to pay for their higher education, and helps hundreds of colleges and universities streamline their admissions and recruiting activities. In addition, The Princeton Review works with school districts around the U.S. to measurably strengthen students’ academic skills by connecting ongoing assessment with professional development and instruction and by providing districts with college and career resources for both students and guidance counselors. The Company also authors more than 190 print and software titles on test preparation, college and graduate school selection and admissions, and related topics.

About Fletcher

Fletcher International, Ltd. and other affiliates of New York investment firm Fletcher Asset Management, Inc. make supportive direct investments in a wide range of responsible public companies, emphasizing established and growing enterprises with business practices founded on “sustainability.” For more information, please visit www.fletcher.com.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “believe”, “intend,” “expect”, “may”, “could”, “would”, “will”, “should”, “plan”, “project”, “contemplate”, “anticipate”, or similar statements.  Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties.  The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for its products and services, its ability to compete effectively, its ability to increase revenue from its newer products and services and the other factors described under the caption “Risk Factors” in The Princeton Review’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.  The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.

###